As filed with the Securities and Exchange Commission on June 25, 1999
                                                      Registration No. 333-52625

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                          -----------------------------
                            U.S. Wireless Data, Inc.
                 (Name of small business issuer in its charter)
                          -----------------------------

   Colorado                           334119                    84-1178691
(State or other          (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of           Classification Code Number)     Identification Number)
incorporation or
 organization)

                          2200 Powell Street, Suite 800
                        Emeryville, California 94608-1876
                                 (510) 596-2025
          (Address and telephone number of principal executive offices)
                          ----------------------------
                    Dean M. Leavitt, Chief Executive Officer
                            U.S. Wireless Data, Inc.
                          2200 Powell Street, Suite 800
                        Emeryville, California 94608-1876
                                 (510) 596-2025
            (Name, address and telephone number of agent for service)
                          ----------------------------
                                   Copies to:
                               John G. Lewis, Esq.
                            Jeffrey M. Brenman, Esq.
                    Ireland, Stapleton, Pryor & Pascoe, P.C.
                            1675 Broadway, 26th Floor
                             Denver, Colorado 80202
                                 (303) 623-2700
                            -------------------------
Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. | |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                    CALCULATION OF REGISTRATION FEE

-------------------------- ------------------- ---------------------------- ------------------------------ -----------------------
 Title of Each Class of       Amount to be      Proposed Maximum Offering    Proposed Maximum Aggregate          Amount of
    Securities to be         Registered (1)        Price Per Share (2)           Offering Price (2)           Registration Fee
       Registered
-------------------------- ------------------- ---------------------------- ------------------------------ -----------------------
  Common Stock, no par          239,961
   value per share (1)           Shares                  $4.375                       $1,049,830                 $292*
-------------------------- ------------------- ---------------------------- ------------------------------ -----------------------

*    The registration fee has been previously paid.
(1) A total of 239,961 shares of Common Stock are registered for sale solely on behalf of Selling Security Holders upon conversion of shares of the Company's Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock").
(2) The shares have been sold by the Selling Security Holders at prevailing market prices at the time of sale. The registration fee was estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating such fee. No implication should be taken from the use of such price to estimate the registration fee being paid hereunder that the shares of Common Stock offered hereby can or will be sold at such prices.

         This Registration Statement was declared effective by the United States Securities and Exchange Commission on August 7, 1999. The Company originally included 7,240,356 shares of its no par value Common Stock in the registration statement for resale by Selling Security Holders named therein. 239,961 shares of Common Stock have been sold under the registration statement to date. By the filing of this post-effective amendment, U.S. Wireless Data, Inc. hereby removes from registration the balance of 7,000,395 shares of Common Stock which were registered for resale by Selling Security Holders in this Registration Statement.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, in the City of Emeryville, State of California June 24, 1999.


                                             U.S. WIRELESS DATA, INC.


                                             By: /s/  Dean M. Leavitt
                                                 -------------------------
                                                 Dean M. Leavitt
                                                 Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signatures                            Title                      Date
----------                            -----                      ----


/s/Dean M. Leavitt            Chief Executive Officer       June 24, 1999
------------------            & Director (Principal
Dean M. Leavitt
                              Executive Officer)


/s/ Rod L. Stambaugh          President & Director          June 24, 1999
--------------------
Rod L. Stambaugh



/s/ Robert E. Robichaud       Chief Financial Officer,      June 24, 1999
-----------------------       Secretary & Treasurer
Robert E. Robichaud           (Principal Financial &
                              Accounting Officer)


/s/ Alvin C. Rice             Director                      June 24, 1999
-----------------
Alvin C. Rice



/s/ Chester N. Winter         Director                      June 24, 1999
---------------------
Chester N. Winter